SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported) :
                                January 30, 2002


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                   11-2408943
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)


  767 Fifth Avenue, New York, New York                   10153
(Address of principal executive offices)               (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.

On January 30, 2002, The Estee Lauder Companies Inc. issued a press release reporting its fiscal 2002 second-quarter results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 THE ESTEE LAUDER COMPANIES INC.



Date:  January 31, 2002                       By:       /s/Richard W. Kunes
                                                      -------------------------
                                                          Richard W. Kunes
                                                         Senior Vice President
                                                     and Chief Financial Officer
                                                      (Principal Financial and
                                                        Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------

99.1             Press release dated January 30, 2002 of the Estee Lauder
                 Companies Inc.

                                                                    Exhibit 99.1





The                                                                         News
Estee                                                                   Contact:
Lauder                                                       Investor Relations:
Companies Inc.                                                   Dennis D'Andrea
                                                                  (212) 572-4384

767 Fifth Avenue                                                Media Relations:
New York, NY 10153                                                  Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

              ESTEE LAUDER COMPANIES REPORTS SECOND QUARTER RESULTS

New York, NY, January 30, 2002 - The Estee Lauder Companies Inc. (NYSE: EL) today reported net sales for the fiscal second quarter ended December 31, 2001 of $1.26 billion, a 3% decrease from $1.29 billion in the prior-year period. Excluding the negative impact of foreign currency translation, net sales decreased 2%.

The Company reported net earnings of $90.1 million, or $.35 per diluted common share, for the quarter. In the same period last year, the Company reported net earnings of $127.3 million, or $.50 per diluted share.

The lower net sales and net earnings, which were in line with the guidance the Company issued in December 2001, were due to the general weakness in the U.S. retail environment, inventory contraction, particularly by U.S. retailers, and a sharp reduction in the Company's travel retail business resulting from substantially lower worldwide travel.

Fred H. Langhammer, President and Chief Executive Officer, said, "This quarter our business was challenged by several external factors that resulted in lower net sales and earnings. While I am disappointed with our overall results, sell-through exceeded shipments during the quarter in the U.S., demonstrating the underlying health of our brands; our lifestyle brands had worldwide sales increases and our company-owned retail stores performed well. I expect our performance to improve through the remainder of the fiscal year and we are strongly supporting our brands and their position in the marketplace. This is in line with our long-term strategy of creating value by building powerful brands."

Results by Product Category
---------------------------

Skin care sales for the quarter rose 3% before foreign currency translation and reported sales increased 2% to $431.7 million. The higher sales were primarily attributable to the recent launch of Total Turnaround Visible Skin Renewer from Clinique, LightSource Transforming Moisture Cream and Lotion by Estee Lauder and A Perfect World White Tea Skin Guardian by Origins. The current quarter benefited from initial shipments of Moisture Surge Extra and Moisture Surge Eye Gel from Clinique and the launch of Advanced Night Repair Eye Recovery Complex by Estee Lauder. The current quarter had a difficult comparison with certain prior-year launches, including the very successful introduction of Idealist Skin Refinisher from Estee Lauder.

Net sales of makeup products for the quarter were unchanged before the impact of foreign currency translation and decreased 1% to $416.1 million on a reported basis. Contributing positively to makeup sales were recently launched products such as Gentle Light Makeup and Powder, High Impact Eye Shadow Duos, Moisture Surge Lipstick and Lash-Doubling Mascara from Clinique. Sumptuous Lipstick by Estee Lauder also contributed, as did solid growth from M.A.C. Lower sales of certain existing products offset these positive results.

As expected, fragrance sales decreased 12% as compared to the prior-year quarter excluding the impact of foreign currency translation. On a reported basis, fragrance sales declined 13% to $346.7 million. The decrease reflects the overall softness of the fragrance business in the 2001 holiday season and a decline in the Company's travel retail business, which depends substantially on fragrance products. These negative factors are reflected in lower sales of most Tommy Hilfiger fragrances, DKNY for Women, as well as Estee Lauder pleasures and Beautiful. The current quarter benefited from the recent launch of the Company's newest men's fragrance, T by Tommy Hilfiger, and continued success of Intuition by Estee Lauder.

Sales of hair care products for the quarter rose 36% over the prior year to $58.4 million. The increase is primarily attributable to growth at Aveda, Bumble and bumble, and Clinique's Simple Hair Care System.

Operating income in hair care increased due to higher sales. Operating income in makeup and fragrance declined as a result of lower reported sales and continued advertising and promotional spending, while skin care posted lower operating results due to continued product support spending and lower-than-planned sales.

Results by Geographic Region
----------------------------

In the Americas region, net sales for the second quarter decreased 3% to $722.7 million. The decrease is primarily due to the continued soft retail environment in this region, in addition to the inventory contraction by U.S. retailers. These challenges were partially offset by the success of new and certain existing products and growth from most newer brands. Operating income in the region decreased reflecting lower net sales and increased investment in advertising, promotion and newer distribution channels.

In Europe, the Middle East & Africa, excluding the travel retail business, which is reported in this region, net sales in local currency increased 7%. However, including the impact of the significant shortfall in the Company's travel retail business, net sales decreased 3% in local currency compared with last year's second quarter. Most other markets experienced sales growth, led by strong results in the United Kingdom, Spain, and our recent joint venture in Greece, which replaced the prior distributor there. The region posted a 2% decrease in reported net sales from the prior-year period to $359.5 million. Operating profitability decreased, primarily due to lower results in the travel retail business.

On a local currency basis, Asia/Pacific net sales increased 6% versus the prior-year quarter. Double-digit sales increases in Korea and Thailand combined with solid growth in Taiwan were partially offset by a weaker performance in Japan. Net sales in the region on a reported basis decreased 1% to $175.2 million, primarily reflecting the continued weakness of the Japanese yen. Operating profit in the region increased primarily due to higher results in Taiwan, Korea and Australia, partially offset by lower results in Japan.

Six-Month Results
-----------------

For the six months ended December 31, 2001, the Company reported net sales of $2.45 billion, a 1% decrease from $2.47 billion in the comparable prior-year period. Excluding the impact of foreign currency translation, net sales increased slightly during the period. Net earnings before the cumulative effect of a change in accounting principle for the current six-month period decreased 16% to $187.2 million, compared with the $221.9 million reported in the same period last year. Diluted earnings per common share before the change in accounting principle for the six months ended December 31, 2001 decreased 16% to $.73 from $.87 reported in the same period a year ago.

As of July 1, 2001, the Company adopted Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets." In accordance with the new rule, the Company completed an evaluation of its intangible assets for its acquired businesses. The evaluation resulted in a recognized impairment of a portion of the goodwill value of jane, the Company's teen oriented brand. In compliance with this rule, the Company recorded, as of July 1, 2001, a one-time charge of $20.6 million, or $.09 per diluted share, to reflect the cumulative effect of the change in accounting principle.

Fiscal 2002 Outlook
-------------------

Due to the general uncertainty, including shifting consumer attitudes and spending, particularly in the U.S., further pressure on our retail inventories, as well as the uncertainty surrounding the travel retail business, the Company will provide specific guidance on the balance of the fiscal year when its spring programs are in place and the retail outlook becomes more predictable.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "expect," "anticipate," "could," "plan," and "estimate" and those in Mr. Langhammer's remarks involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
        (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
        (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
        (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
        (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
        (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
        (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company's business;
        (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
        (viii) changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers and the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions;
        (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);

        (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;
        (xi)   changes in product mix to products which are less profitable;
        (xii) the Company's ability to develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
        (xiii) the Company's ability to integrate acquired businesses and realize value therefrom; and
        (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone and Bumble and bumble.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.
--------------------


                                - Table Follows -

                                               THE ESTEE LAUDER COMPANIES INC.

                                               SUMMARY OF CONSOLIDATED RESULTS
                                            (In millions, except per share data)

                                                              Three Months Ended    Percent      Six Months Ended    Percent
                                                                  December 31        Change         December 31       Change
                                                             --------------------   -------    --------------------  -------
                                                                2001       2000                   2001        2000
                                                                ----       ----                   ----        ----

Net Sales.................................................    $1,257.4   $1,291.6     (2.6)%   $2,445.1    $2,469.3     (1.0)%

Cost of sales.............................................       276.4      278.0                 530.9       541.3
                                                              --------   --------              --------    --------
Gross Profit..............................................       981.0    1,013.6     (3.2)%    1,914.2     1,928.0     (0.7)%
                                                              --------   --------              --------    --------
        Gross Margin.......................................       78.0%      78.5%                 78.3%       78.1%

Operating expenses:
   Selling, general and administrative....................       832.7      803.0               1,609.0     1,555.9
   Related party royalties................................         4.8        7.1                   8.8        15.3
                                                              --------   --------              --------    --------
                                                                 837.5      810.1       3.4%    1,617.8     1,571.2       3.0%
                                                              --------   --------              --------    --------
        Operating Expense Margin...........................       66.6%      62.7%                 66.2%       63.6%

Operating Income..........................................       143.5      203.5    (29.5)%      296.4       356.8    (16.9)%
       Operating Income Margin............................        11.4%      15.8%                 12.1%       14.5%

Interest expense, net.....................................         1.9        4.3                   5.7         9.4
                                                              --------   --------              --------    --------

Earnings before Income Taxes, Minority Interest
  and Accounting Change...................................       141.6      199.2    (28.9)%      290.7       347.4    (16.3)%

Provision for income taxes................................        48.9       71.7                 100.3       125.1
Minority interest, net of tax.............................        (2.6)      (0.2)                 (3.2)       (0.4)
                                                              --------   --------              --------    --------

Net Earnings before Accounting Change.....................        90.1      127.3    (29.2)%      187.2       221.9    (15.6)%
Cumulative effect of a change in accounting
   principle, net of tax (A)..............................           -         -                  (20.6)       (2.2)
                                                              --------   --------              --------    --------

Net Earnings .............................................        90.1      127.3                 166.6       219.7

Preferred stock dividends.................................         5.8        5.8                  11.7        11.7
                                                              ---------  --------              --------     --------

Net Earnings Attributable to Common Stock.................    $   84.3   $  121.5              $  154.9    $  208.0
                                                              ========   ========              ========    =========
Basic net earnings per common share:
   Net earnings attributable to common stock before
     accounting change....................................    $    .35   $    .51    (30.6)%   $    .74    $    .88    (16.6)%
   Cumulative effect of a change in accounting principle,
     net of tax...........................................           -         -                   (.09)       (.01)
                                                              --------   --------              --------    --------
 Net earnings attributable to common stock..............      $    .35   $    .51    (30.6)%   $    .65    $    .87    (25.6)%
                                                              ========   ========              ========    ========
Diluted net earnings per common share:
   Net earnings attributable to common stock before
     accounting change....................................    $    .35   $    .50    (30.2)%   $    .73    $    .87    (16.2)%
   Cumulative effect of a change in accounting principle,
     net of tax...........................................           -         -                   (.09)       (.01)
                                                              --------   --------              --------    --------

   Net earnings attributable to common stock..............    $    .35   $    .50    (30.2)%   $    .64    $    .86    (25.3)%
                                                              ========   ========              ========    ========

Weighted average common shares outstanding:
   Basic..................................................       238.1      238.2                 238.5       238.2
   Diluted................................................       240.7      242.2                 241.5       242.2

(A) The six months ended December 31, 2001 include a one-time charge of $20.6 million, or $.09 per common share, attributable to the cumulative effect of adopting Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The six months ended December 31, 2000 include a one-time charge of $2.2 million, after tax, or $.01 per common share, attributable to the cumulative effect of adopting SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."